UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 12, 2012, the Company issued a news release announcing that it had entered into an asset purchase agreement with NRD Holdings, LLC to sell substantially all of the Company’s Golden Corral operations and real estate consisting of restaurants in Ohio, Indiana, Kentucky, West Virginia and Pennsylvania. Terms of the transaction were not disclosed. The transaction is expected to close by the end of the Company’s fiscal year ending May 29, 2012, subject to customary financing, due diligence and closing contingencies.

The news release is filed herewith as Exhibit 99.1.

Item 9.0.1. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – News release issued by the Company on Mach 12, 2012 is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE March 13, 2012

BY	/s/ Mark R. Lanning
Mark R. Lanning Vice President and Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer